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                                                                       Exhibit C

                                                                [EXECUTION COPY]


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                               OPTION AGREEMENT

                                 BY AND AMONG

                                NEAL B. FREEMAN

                                      AND

                           CILLUFFO ASSOCIATES, L.P.

                          DATED AS OF AUGUST 5, 1999


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                                OPTION AGREEMENT
                                ----------------

          This Option Agreement (this "Agreement") dated as of August 5, 1999, is between Neal B. Freeman ("Optionee") and Cilluffo Associates, L.P., a Delaware limited partnership ("Stockholder").

          WHEREAS, Stockholder has direct, beneficial ownership of 1,708,000 shares of common stock, par value $.10 per share ("Common Stock" and each share thereof a "Share"), of GRC International, Inc., a Delaware corporation (the "Company");

          WHEREAS, concurrently herewith, Stockholder is entering into option agreements (the "Other Agreements" and, together with this Agreement, the "Nominee Agreements") with each of Richard N. Perle and Guy P. Wyser-Pratte (together, with the Optionee, the "Nominees"). In accordance with the Nominee Agreements, each of the Nominees has consented to serve as a nominee (a "Cilluffo Nominee") of Stockholder for election as a member (a "Director") of the Company's Board of Directors (the "Board") at the Company's 1999 annual meeting of stockholders (the "Annual Meeting") and has agreed to support Stockholder's solicitation of proxies (the "Solicitations") in connection therewith.

          WHEREAS, as a condition to the willingness of Optionee to participate in the Solicitation, Optionee has required that Stockholder agree, and in order to induce Optionee to participate in the Solicitation, Stockholder has agreed, among other things, to grant the Optionee an option to purchase the Option Shares (as defined in Section 1(a) below), in accordance with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                           GRANT OF OPTION; CLOSING
                           ------------------------

          Section 1.  Grant of Option.
                      ----------------

               (a) Grant of Option. Stockholder hereby grants and conveys to Optionee, and Optionee accepts, the option to purchase (the "Option") from Stockholder thirty-seven thousand (37,000) Shares (the "Option Shares") at a purchase price per share equal to $8.25 in accordance with the terms and conditions of this Agreement.

               (b) Commencement and Duration of Exercise Period. The Option shall become exercisable on the date of this Agreement. The Option shall expire and shall not be exercisable or exercised to any extent after 4 p.m. Eastern Standard Time ("EST") on December 15, 2000.

               (c) Conditions Precedent. The obligations of Stockholder to deliver the Option Shares and to otherwise consummate the exercise of the Option is subject to the following conditions: (i) each of the Nominees shall have executed his respective Nominee Agreement (which shall be in form and substance satisfactory to Stockholder); (ii) the Optionee shall have performed his obligations under this Agreement in all material respects; and (iii) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the delivery of the Option Shares.

               (d) Option Nonassignable; Exercisable in Whole. Only Optionee may exercise the Option. The Option can only be exercised in whole; it may not be exercised in part.
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               (e) Manner of Exercise.  Optionee may exercise the Option solely by delivering to Stockholder, on a date to be determined by Optionee (which date must be prior to 4 p.m. EST on December 15, 2000 and otherwise reasonably acceptable to Stockholder, the "Closing Date"):

                    (i) a written notice, signed by Optionee (the "Option Notice"), stating that the Option is exercised and delivered in accordance with Section 7(h) hereof; and

                    (ii) Full cash payment (the "Exercise Amount Payment") made by wire transfer of immediately available funds to an account designated by Stockholder, or by other form of payment acceptable to Stockholder in its discretion, in an amount equal to $305,250.

     Subject to receipt of the Option Notice and the Exercise Amount Payment, Stockholder shall deliver to Optionee on the Closing Date a certificate or certificates evidencing the Option Shares, each such certificate being duly endorsed in blank and accompanied by such stock powers and such other documents as may be reasonably necessary to transfer record ownership of the Option Shares into Optionee's name on the stock transfer books of the Company.

               (f) Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Optionee's rights and privileges under this Agreement, the number and kind of the Option Shares and the consideration payable in respect of the Option Shares shall be appropriately and equitably adjusted to restore to Optionee his rights and privileges under this Agreement.

          Section 2. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Optionee as follows:

               (a) Title to the Option Shares. Stockholder is the owner (both beneficially and of record) of the Option Shares. Subject to a margin agreement with Morgan Stanley & Company Incorporated, Stockholder's agreement of limited partnership and applicable securities laws, Stockholder owns all of the Option Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Option Shares. Upon the delivery to Optionee by Stockholder of a certificate or certificates evidencing the Option Shares, but subject to applicable securities laws, Optionee will receive valid and marketable title to the Option Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Optionee's voting rights (except as set forth in this Agreement), charges and other encumbrances of any nature whatsoever.

               (b) Authority Relative To This Agreement. Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Optionee, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

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               (c)  No Conflict.  The execution and delivery of this Agreement by Stockholder does not, and the performance under this Agreement by Stockholder will not, (i) except for any filings required under U.S. federal and state securities laws, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority of the United States or any political subdivision thereof, (ii) conflict with or violate the limited partnership agreement of Stockholder, or (iii) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Stockholder is a party or is bound, other than, in the case of clause (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Stockholder to perform its obligations hereunder.

               (d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder; provided that this representation does not apply to the use of such parties in connection with the Solicitation or other activities with respect to the Company.

          Section 3. Representations and Warranties of Optionee. Optionee hereby represents and warrants to Stockholder as follows:

               (a) Authority Relative to This Agreement. Optionee has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Optionee and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with his terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

               (b) No Conflict. The execution and delivery of this Agreement by Optionee does not, and the performance of this Agreement by Optionee will not, (i) except for any filings required under federal and state securities laws, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or (ii) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Optionee or by which any property or asset of Optionee is bound or affected, other than, in the case of clause (ii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Optionee to perform his obligations hereunder.

               (c) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Optionee; provided that this representation does not apply to the use of such parties in connection with the Solicitation or other activities with respect to the Company.

               (d) Investment Intent. Optionee hereby represents that any securities he purchases pursuant to this Agreement are being purchased for his own account for purposes of investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of applicable securities laws. In addition, Optionee acknowledges that any sale of the Option Shares pursuant to this Agreement has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and such Option Shares may not be resold without registration under such act or unless

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     an exception therefrom is available. Optionee understands that Stockholder may be deemed an affiliate of the Company under applicable securities law, which, among other consequences, may result in the Option Shares being restricted securities under federal securities laws. Optionee agrees that he will sell the Option Shares only in accordance with Rule 144 under the Securities Act.

               (e) Directorship. Optionee has consented to his nomination by Stockholder for election as a Director of the Company. If elected, Optionee represents that he will serve as a Director of the Company.

          Section 4.  Covenants of Optionee.

               (a) The Solicitation. Optionee shall use his reasonable best efforts to support the Solicitation and shall take all action as Stockholder may reasonably request in furtherance of a successful Solicitation; provided that all costs and expenses (i) actually and reasonably incurred or (ii) actually incurred at the request of Stockholder, in each case by Optionee in connection with the Solicitation, shall be paid by Stockholder.

               (b) Compliance of Stockholder with This Agreement. Optionee shall take all actions and forbear from all actions, in each case, necessary in order that (a) all of Optionee's representations and warranties hereunder are true and correct and (b) Optionee fulfills all of his obligations hereunder.

          Section 5.  Indemnification.

               (a) Indemnification Rights. Stockholder agrees to indemnify Optionee and hold Optionee harmless from and against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in any settlement) actually incurred or suffered by Optionee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Optionee is made a party or threatened to be made a party by reason of any action or inaction taken or omitted in connection with Optionee's service as a Cilluffo Nominee, the solicitation of proxies in respect of the Cilluffo Nominees in connection with the Annual Meeting and any communication to the Company's stockholders or filings with the Securities and Exchange Commission relating thereto (including, without limitation, proxy statements, solicitation materials and statements on Schedule 13D). Notwithstanding anything to the contrary contained herein, Stockholder shall not have any obligation to indemnify or hold Optionee harmless from any such expense, liability or loss arising out of Optionee's fraud, willful misconduct or gross negligence.

               (b) Indemnification Procedure. Upon receipt by Optionee of actual notice of the commencement of an action or proceeding against Optionee in respect of which indemnity may be sought hereunder, Optionee shall promptly notify Stockholder with respect thereto (provided that failure to so notify Stockholder shall not relieve Stockholder from any liability which Stockholder may have on account of this Agreement, except to the extent Stockholder shall have been actually and materially prejudiced by such failure) and Stockholder may elect to assume the defense thereof, including the employment of counsel reasonably satisfactory to Optionee, and shall have the right to settle such action or proceeding (providing that such settlement provides for an unconditional release of Optionee from any liabilities in respect thereof). Optionee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at Optionee's expense unless (a) Stockholder has agreed to pay the fees and expenses of such counsel, (b) Stockholder shall have failed promptly (after notice thereof from Optionee) to assume the defense of such action or proceeding and employed counsel reasonably satisfactory to Optionee in any such action or proceeding, or

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      (c) the named parties to any such action or proceedings include Optionee and Stockholder and Optionee shall have been advised by counsel that there are one or more legal defenses available to Stockholder which are different from or additional to those available to Optionee which, if Stockholder and Optionee were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice the prosecution of defenses available to Optionee in which case, if Optionee notifies Stockholder in writing that Optionee elects to employ separate counsel at Stockholder's expense, Stockholder shall not have the right to assume the defense of such action or proceeding on Optionee's behalf (it being understood, however, that Stockholder shall not, in connection with any such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses or more than one separate firm of attorneys (together with appropriate local counsel) at any time for Optionee and Optionee shall instruct each separate counsel to reasonably cooperate with Stockholder in order to reduce fees and expenses for which Stockholder is liable). Stockholder shall not be liable for any settlement of any litigation or proceeding effected without Stockholder's written consent (which consent shall not be unreasonably withheld), but, if settled with such consent, Stockholder agrees to indemnify Optionee from and against any loss or liability by reason of such settlement.

          Section 6.  Termination.  This Agreement, except for the provisions of
Section 5 above, shall terminate automatically at 4 p.m. EST on December 15, 2000 (the "Termination Date"); provided that any claim arising out of a breach of this Agreement prior to the Termination Date shall not be affected by the termination of this Agreement and shall be enforceable.

          Section 7.  Miscellaneous.

               (a) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by Stockholder.

               (b) Further Assurances. Stockholder and Optionee shall execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

               (c) Entire Agreement. This Agreement constitutes the entire agreement between Optionee and Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Optionee and Stockholder with respect to the subject matter hereof.

               (d) Assignment. This Agreement and all rights hereunder shall not be assigned by operation of law or otherwise.

               (e) Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               (f) Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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               (g)  Severability.  If any term or other provision of this
     Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

               (h) Notices. Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(h):

if to Optionee:



if to Stockholder:  Cilluffo Associates, L.P.
                    c/o Frank J. A. Cilluffo
                    181 Pleasant Street
                    Portsmouth, NH   03801
                    Facsimile:  603/433-1979
                    Telephone: 603/433-0929


With a copy to:     Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention:   Michael G. Timmers
                    Facsimile:  (312) 861-2200
                    Telephone: (312) 861-2224

               (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in Delaware without regard to any principles of choice of law or conflicts of law of such State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in Delaware. Each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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               (j)  Headings.  The descriptive headings contained in this
     Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (k) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 *          *          *          *          *

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          IN WITNESS each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                   CILLUFFO ASSOCIATES, L.P.



                                   By:     /s/ Frank J.A. Cilluffo
                                           -------------------------------------
                                           Title:  Managing General Partner



                                   OPTIONEE



                                   By:     /s/ Neal B. Freeman
                                           -------------------------------------
                                           Neal B. Freeman


                     [Signature Page to Option Agreement]